                                                                   EXHIBIT 10.14


                              ENCODING.COM, INC.



                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT



                               December 14, 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  Purchase and Sale of Preferred Stock.................................   1

     1.1  Sale and Issuance of Series D Preferred Stock..................   1
     1.2  Closing; Delivery..............................................   1

2.  Representations and Warranties of the Company........................   2

     2.1  Organization, Good Standing and Qualification..................   2
     2.2  Capitalization.................................................   2
     2.3  Subsidiaries...................................................   3
     2.4  Authorization..................................................   3
     2.5  Valid Issuance of Securities...................................   3
     2.6  Governmental Consents..........................................   4
     2.7  Litigation.....................................................   4
     2.8  Intellectual Property..........................................   4
     2.9  Compliance with Other Instruments..............................   5
     2.10 Agreements; Action.............................................   5
     2.11 Due Diligence..................................................   6
     2.12 No Conflict of Interest........................................   6
     2.13 Rights of Registration and Voting Rights.......................   7
     2.14 Title to Property and Assets...................................   7
     2.15 Financial Statements...........................................   7
     2.16 Changes........................................................   7
     2.17 Employee Benefit Plans.........................................   8
     2.18 Tax Returns and Payments.......................................   8
     2.19 Insurance......................................................   8
     2.20 Labor Agreements and Actions...................................   8
     2.21 Confidential Information and Invention Assignment Agreements...   9
     2.22 Permits........................................................   9
     2.23 Corporate Documents............................................   9
     2.24 Liabilities....................................................   9
     2.25 Year 2000......................................................   9
     2.26 Small Business Concern.........................................  10

3.  Representations and Warranties of the Purchasers.....................  10

     3.1  Authorization..................................................  10
     3.2  Purchase Entirely for Own Account..............................  10
     3.3  Disclosure of Information......................................  10
     3.4  Restricted Securities..........................................  10
     3.5  No Public Market...............................................  11
     3.6  Legends........................................................  11
     3.7  Accredited Investor or Sophisticated Investor..................  11
     3.8  Foreign Investors..............................................  11

4.  Conditions of the Purchasers' Obligations at Closing.................  12

     4.1  Representations and Warranties.................................  12
     4.2  Performance....................................................  12
     4.3  Compliance Certificate.........................................  12
     4.4  Qualifications.................................................  12
     4.5  Opinion of Company Counsel.....................................  12
     4.6  Board of Directors.............................................  12
     4.7  Investors' Rights Agreement....................................  12
     4.8  Restated Certificate...........................................  12
     4.9  Voting Agreement...............................................  12
     4.10 Co-Sale Agreement..............................................  13
     4.11 Proceedings and Documents......................................  13
     4.12 SBA Forms......................................................  13
     4.13 Payment of Fees and Expenses...................................  13

5.  Conditions of the Company's Obligations at Closing...................  13

     5.1  Representations and Warranties.................................  13
     5.2  Performance....................................................  13
     5.3  Qualifications.................................................  13

6.  Miscellaneous........................................................  13

     6.1  Survival of Warranties.........................................  13
     6.2  Transfer; Successors and Assigns...............................  14
     6.3  Governing Law..................................................  14
     6.4  Counterparts...................................................  14
     6.5  Titles and Subtitles...........................................  14
     6.6  Notices........................................................  14
     6.7  Finder's Fee...................................................  14
     6.8  Fees and Expenses..............................................  15
     6.9  Attorney's Fees................................................  15
     6.10 Amendments and Waivers.........................................  15
     6.11 Severability...................................................  15
     6.12 Delays or Omissions............................................  15
     6.13 Entire Agreement...............................................  15
     6.14 Confidentiality................................................  16
     6.15 Exculpation Among Purchasers...................................  16

                              ENCODING.COM, INC.

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     This Series D Preferred Stock Purchase Agreement (the "Agreement") is made
                                                            ---------
as of the 14th day of December, 1999 by and between Encoding.com, Inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A
                           -------                                ---------
attached hereto (each a "Purchaser" and together the "Purchasers").
                         ---------                    ----------

                                   Agreement

     The parties hereby agree as follows:

     1.  Purchase and Sale of Preferred Stock.
         ------------------------------------

         1.1  Sale and Issuance of Series D Preferred Stock.
              ---------------------------------------------

              (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").
---------       --------------------

              (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series D Preferred Stock set forth opposite each such Purchaser's name on Exhibit A
                                                                 ---------
attached hereto at a purchase price of $6.37 per share. The shares of Series D Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."
                                -----

         1.2  Closing; Delivery.
              -----------------

              (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington, at 10:00 a.m., on December ___, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing").
                                 -------

              (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, by wire transfer to the Company's bank account or by cancellation of indebtedness, or any combination thereof.

              (c) If the full number of the authorized shares of Series D Preferred Stock of the Company is not sold at the Closing, the Company shall have the right, at any time prior to December 31, 1999, to sell additional shares of Series D Preferred Stock to one or more additional purchasers as determined by the Company, such additional purchasers to be reasonably acceptable to a majority in interest of the Purchasers, at the price and on the terms set forth herein, provided that any such additional purchaser shall be required to execute an

Addendum Agreement substantially in the form attached hereto as Exhibit H.
                                                                ---------
The parties hereto agree that any additional purchaser so acquiring shares of Series D Preferred Stock shall be considered a "Purchaser" for purposes of this Agreement and an "Investor" for purposes of each of the Amended and Restated Investors' Rights Agreement of event date herewith by and among the Company and the Investors listed on Exhibit A thereto (the "Investors' Rights Agreement"),
                        ---------               ---------------------------
the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company and the Investors listed on Exhibit A
                                                                   ---------
thereto (the "Co-Sale Agreement") and the Amended and Restated Voting Agreement
              -----------------
of event date herewith by and among the Company and the Investors listed on

Exhibit A thereto (the "Voting Agreement") and any Series D Preferred Stock so
---------               ----------------
acquired by such additional purchaser shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby and shall be considered "Registrable Securities" for all purposes, and each such additional purchaser shall be considered a "Holder" for all purposes, of the Investors' Rights Agreement. After December 31, 1999, the Company agrees not to sell any additional shares of Series D Preferred Stock without the consent of a majority of the Series D Preferred Stock held by the Purchasers.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C:
                                          ---------

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition.

          2.2  Capitalization.  The authorized capital of the Company consists,
               --------------
or will consist, immediately prior to the Closing, of:

               (a) 41,000,000 shares of Preferred Stock: of which 5,000,000 shares have been designated Series A Preferred Stock, 4,983,787 shares of which are issued and outstanding immediately prior to the Closing; of which 4,000,000 shares have been designated Series B Preferred Stock, 3,259,194 shares of which are issued and outstanding immediately prior to the Closing; of which 4,000,000 shares have been designated Series B-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing; of which 6,000,000 shares have been designated Series C Preferred Stock, 5,309,266 shares of which are issued and outstanding immediately prior to Closing; of which 6,000,000 shares have been designated Series C-1 Preferred Stock, none of which are issued and outstanding immediately prior to Closing; of which 8,000,000 shares have been designated Series D Preferred Stock, none of which are issued and outstanding immediately prior to Closing; and of which 8,000,000 shares have been designated Series D-1 Preferred Stock, none of which are issued and outstanding immediately prior to Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable and have been issued in compliance with all applicable federal and state securities laws.

          (b) 100,000,000 shares of Common Stock, 6,095,062 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and have been issued in compliance with all applicable federal and state securities laws.

          (c) The Company has reserved 4,660,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1998 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "Stock Plan"). Of such reserved
                                               ----------
shares of Common Stock, options to purchase 3,845,775 shares have been granted and are currently outstanding, 787,062 shares of Common Stock have been issued upon exercise of options granted thereunder and 27,163 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

          (d) Except for (i) outstanding options issued pursuant to the Stock Plan and (ii) outstanding warrants to purchase 41,053 shares of Series C Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

     2.3  Subsidiaries.  The Company does not currently own or control,
          ------------
directly or indirectly, any interest in any other Person (as defined in Section 2.10).

     2.4  Authorization.  All corporate action on the part of the Company,
          -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investors' Rights Agreement, in the form attached hereto as Exhibit D, the Amended and
                                                 ---------
Restated Voting Agreement, in the form attached hereto as Exhibit F, and the
                                                          ---------
Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit G, (collectively with this Agreement, the
                   ---------
"Agreements"), the performance of all obligations of the Company hereunder and
 ----------
thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "Securities")
                                                                   ----------
has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     2.5  Valid Issuance of Securities. The Stock that is being issued to the
          ----------------------------
Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to filings with respect to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), if any, the Stock will be issued in compliance with all
 --------------
applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. The Company agrees to reserve additional shares of Common Stock necessary for issuance upon conversion of the Stock to take account for any stock splits, dividends, combinations or other recapitalizations.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except filings with respect to applicable state securities laws and Regulation D of the Securities Act, if any.

          2.7  Litigation.  There is no action, suit, proceeding or
               ----------
investigation (collectively, a "Suit") pending or, to the Company's knowledge,
                                ----
currently threatened against the Company that questions the validity or enforceability of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. For the purposes of this
Section 2.7, "Suit" shall include but not be limited to any action, suit,
              ----
proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company involving the prior employment of any of the Company's current employees, such employees use in connection with the Company's business of any information or techniques proprietary to any of such employees' former employers, such employees' obligations under any agreements with prior employers, or negotiations by the Company with potential investors in the Company or its proposed business. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Intellectual Property.  To its knowledge, the Company owns or
               ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or infringed or, by conducting its business, would violate or infringe any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, business plans or strategies, or copyrightable works of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.9  Compliance with Other Instruments.
               ---------------------------------

               (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

               (b) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

          2.10 Agreements; Action.
               ------------------

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its affiliates, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,

(ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) The Company has not engaged in the past one (1) year in any discussion (i) with any representative of any corporation, partnership, association or other business entity or any individual (collectively, "Person")
                                                                       ------
regarding the merger of the Company with or into any such Person where the Company was not the surviving entity, (ii) with any representative of any Person regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, sale, dissolution or winding up of the Company.

          2.11 Due Diligence.  The Company has fully provided the Purchasers
               -------------
with all the information that the Purchasers have requested for deciding whether to acquire the Stock including certain of the Company's projections describing its proposed business (collectively, the "Business Plan"). To the Company's
                                          -------------
knowledge (after reasonable investigation), no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

          2.12 No Conflict of Interest.  The Company is not indebted, directly
               -----------------------
or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any Person which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Schedule of Exceptions lists all material transactions with the Company's affiliates.

          2.13  Rights of Registration and Voting Rights.  Except as
                ----------------------------------------
contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholders of the Company have entered into any agreements among themselves with respect to the voting of capital shares of the Company.

          2.14  Title to Property and Assets.  The Company owns its property and
                ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.15  Financial Statements.  The Company has made available to each
                --------------------
Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1998 and for the fiscal year ended December 31, 1998 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 1999 and for the nine-month period ended September 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been
                    --------------------
prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

          2.16  Changes.  Since December 31, 1998, there has not been:
                -------

                (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

                (b) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                (c) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

               (d) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (e) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (g) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

               (h) any mortgage, pledge, transfer or grant of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers, stockholders or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (j) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (k) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

               (l) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

          2.17 Employee Benefit Plans.    The Company does not have any
               ----------------------
Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.18 Tax Returns and Payments.  The Company has filed all tax returns
               ------------------------
and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has no notice of any proposed tax deficiency which may be asserted which would materially and adversely affect the business, properties, prospects or financial condition of the Company.

          2.19 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          2.20 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          2.21  Confidential Information and Invention Assignment Agreements.
                ------------------------------------------------------------
Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality, assignment of inventions and proprietary information substantially in the form or forms made available to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.22  Permits.  The Company has all franchises, permits, licenses and
                -------
any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and it believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.23  Corporate Documents.  The Restated Certificate and Bylaws of the
                -------------------
Company are in the form made available to counsel for the Purchasers. The copy of the minute books of the Company made available to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.24  Liabilities.  Except for those liabilities set forth on Schedule
                -----------
2.24 to the Schedule of Exceptions and except as otherwise disclosed hereunder, the Company has no debts, commitments, obligations and other liabilities of any nature whatsoever individually in excess of $25,000 and in the aggregate in excess of $50,000.

          2.25  Year 2000.  The Company's products are designed to be used prior
                ---------
to, during and after calendar year 2000 A.D., and all of the Company's products which are material to the Company's business will record, store, process and calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process and calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). To the best of the
                              -------------------
Company's knowledge, all of the

Company's internal computer systems, including, without limitation, its accounting systems, are Year 2000 Compliant.

          2.26  Small Business Concern.  The information delivered by the
                ----------------------
Company on Small Business Administration Forms 480, 6523 and 1031 in connection herewith is accurate and complete. The Company acknowledges that Wasserstein Adelson Ventures, L.P. ("WAV"), one of the Purchasers, is a Federal licensee
                         ---
under the Small Business Investment Act of 1958, as amended (the "Small Business
                                                                  --------------
Act").
---

     3.   Representations and Warranties of the Purchasers.  Each Purchaser
          ------------------------------------------------
hereby, severally and not jointly and severally, represents and warrants to the Company that:

          3.1   Authorization.  Such Purchaser has full power and authority to
                -------------
enter into this Agreement. The Agreements to which such Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account.  This Agreement is made with
                ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

          3.3   Disclosure of Information.  The Purchaser has had an opportunity
                -------------------------
to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the Business Plan and any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company, as modified by the Schedule of Exceptions attached as Exhibit C in Section 2 of this Agreement or the right of the Purchasers to rely
---------
thereon.

          3.4   Restricted Securities.  The Purchaser understands that the
                ---------------------
Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. the Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5  No Public Market.  The Purchaser understands that no public
               ----------------
market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

          3.6  Legends.  The Purchaser understands that the Securities and any
               -------
securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7  Accredited Investor or Sophisticated Investor.  The Purchaser
               ---------------------------------------------
either (i) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risk of investment in the Company.

          3.8  Foreign Investors.  If the Purchaser is not a United States
               -----------------
person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that, to the best of its knowledge, it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase,

(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. To the best of its knowledge, such Purchaser's subscription and payment for the Stock will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

     4.  Conditions of the Purchasers' Obligations at Closing.  The obligations
         ----------------------------------------------------
of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2  Performance.  The Company shall have performed and complied with
               -----------
all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3  Compliance Certificate.  The President or Chief Executive Officer
               ----------------------
of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4  Qualifications.  All authorizations, approvals or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.5  Opinion of Company Counsel.  The Purchasers shall have received
               --------------------------
from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E.
                                      ---------

          4.6  Board of Directors.  Immediately following the Closing, the Board
               ------------------
shall be comprised of Martin Tobias, Johan Liedgren, Charles Waite and Stuart J. Ellman.

          4.7  Investors' Rights Agreement.  The Company, the Purchasers,
               ---------------------------
Martin Tobias, Alex Tobias and the requisite majority of the holders of the Company's outstanding Series B and Series C Preferred Stock shall have executed and delivered the Amended and Restated Investors' Rights Agreement in substantially the form attached as Exhibit D.
                                   ---------

          4.8  Restated Certificate.  The Company shall have filed the Restated
               --------------------
Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

          4.9  Voting Agreement.  The Company, the Purchasers, Martin Tobias,
               ----------------
Alex Tobias and the requisite majority of the holders of the Company's outstanding Series B and

Series C Preferred Stock shall have executed and delivered the Amended and Restated Voting Agreement in substantially the form attached as Exhibit F.
                                                                ---------

          4.10  Co-Sale Agreement.  The Company, the Purchasers, Martin Tobias,
                -----------------
Alex Tobias and the requisite majority of the holders of the Company's outstanding Series B and Series C Preferred Stock shall have executed and delivered the Amended and Restated Co-Sale Agreement in substantially the form attached as Exhibit G.
            ---------

          4.11  Proceedings and Documents.  All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          4.12  SBA Forms.  The Company shall have completed, executed and
                ---------
delivered to WAV a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652 and the letter agreement between the Company and WAV regarding the Small Business Act, and shall have completed and delivered to WAV Parts A and B of a Portfolio Financing Report on SBA Form 1031.

          4.13  Payment of Fees and Expenses.  The Company shall have complied
                ----------------------------
with its obligations pursuant to Section 6.8.

     5.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1   Representations and Warranties.  The representations and
                ------------------------------
warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2   Performance.  All covenants, agreements and conditions contained
                -----------
in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3   Qualifications.  All authorizations, approvals or permits, if
                --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

     6.   Miscellaneous.
          -------------

          6.1   Survival of Warranties.  Unless otherwise set forth in this
                ----------------------
Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until one (1) year following the Closing.

          6.2  Transfer; Successors and Assigns.  The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Stock sold hereunder and any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, any Purchaser may transfer its rights set forth in this Agreement if the transferee is an affiliate, constituent partner or member of such Purchaser or an entity controlling, controlled by or under common control with such Purchaser.

          6.3  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

          6.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          6.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as
                                                      ---------
subsequently modified by written notice, and if to the Company, with a copy to William W. Ericson, Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, fax: (425) 739-8750.

          6.7  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8  Fees and Expenses.  The Company shall pay the reasonable fees and
               -----------------
expenses of Wasserstein Adelson Ventures, L.P., including the reasonable fees and expenses of counsel for Wasserstein Adelson Ventures, L.P., incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, to the extent such fees and expenses are equal or less than $40,000 and provided the Company is provided an itemized invoice with respect to such fees and expenses.

          6.9  Attorney's Fees.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10 Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock sold hereunder that has not previously been sold to the public. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

          6.11 Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          6.12 Delays or Omissions.  No delay or omission to exercise any
               -------------------
right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          6.13 Entire Agreement.  This Agreement, and the documents referred to
               ----------------
herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          6.14  Confidentiality. Each party hereto agrees that, except with the
                ---------------
prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder, except that the parties hereto shall be entitled to the limited right to disclose, where appropriate for commercially reasonable purposes and where not detrimental to the Company, general facts relating to the existence of the transactions contemplated hereby and the parties involved. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Confidential Information does not include information, knowledge or data (i) which is required to be disclosed by applicable law or proper legal, governmental or other competent authority (provided that the Company shall be notified sufficiently in advance of such requirement so that it may seek a protective order (or equivalent) with respect to such disclosure, which each party shall fully comply with), (ii) which was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure, (iii) which was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party or (iv) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights. Notwithstanding the foregoing, if the Company and a particular Purchaser have entered into a confidentiality/nondisclosure agreement, the terms of such agreement shall apply in lieu of the foregoing
Section 6.14.

          6.15  Exculpation Among Purchasers.  Each Purchaser acknowledges that
                ----------------------------
it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.

                            [Signature page follows]

     The parties have executed this Series D Preferred Stock Purchase Agreement as of the date first written above.

                                    COMPANY:

                                    ENCODING.COM, INC.

                                    /s/ Martin Tobias
                                    __________________________________________
                                    Martin Tobias, Chief Executive Officer and
                                    Minister of Order and Reason

                                    Address:  Times Square Building
                                              414 Olive Way
                                              Suite 300
                                              Seattle, WA 98101
                                    Fax:      (206) 832-4001


                                    PURCHASER:

                                    _______________________


                                    By:_______________________________________

                                    Name:_____________________________________

                                    Title:____________________________________
                                               (if applicable)




                     [SIGNATURE PAGE TO ENCODING.COM, INC.
                 SERIES D PREFERRED STOCK PURCHASE AGREEMENT]